Exhibit 10.10

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed as of July 28, 2010, by CENTRO NP LLC, a Maryland limited liability company, having an address at 420 Lexington Avenue, New York, New York 10170 (“Guarantor”) for the benefit of JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”).

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, pursuant to that certain Loan Agreement, dated as of the date hereof (the “Loan Agreement”), between the parties identified on the signature pages thereof as Borrower (individually and/or collectively, as the context may require, “Borrower”) and Lender, Lender made a loan to Borrower in the aggregate principal amount of FOUR HUNDRED EIGHTY-FIVE MILLION AND N0/100 DOLLARS ($485,000,000.00) (the “Loan”) which Loan is evidenced by that certain Amended, Restated and Consolidated Promissory Note of even date herewith given by Borrower to Lender (as the same may be amended, restated, replaced, renewed, extended, supplemented, or otherwise modified from time to time, the “Note”) and secured by, among other things, those certain mortgages, deeds of trust and deeds to secure debt, each of even date herewith, given by Borrower to Lender (as the same hereafter may be amended, restated, replaced, renewed, extended, supplemented, or otherwise modified from time to time, collectively, the “Mortgage”) encumbering the real property described therein (said real property being collectively referred to as the “Property”);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means (i) the obligations and liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees, costs and expenses reasonably incurred) arising out of or in connection with any of the matters set forth in Section 9.2(a) of the Loan Agreement, (ii) the entire amount of the Debt upon the occurrence of any of the matters or events specified in Section 9.2(b) of the Loan Agreement and (iii) all amounts due under Section 1.8 of this Guaranty.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note (or any part thereof or interest therein) and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations . and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of the Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable for amounts due under the Note or the Guaranteed Obligations or any other person, (b) institute suit or exhaust its remedies with respect to the Note or any Person, (c) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (d) enforce Lender’s rights against any other guarantor of the Guaranteed Obligations, (e) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (f) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (g) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Mortgage, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (f) the occurrence of any Default or an Event of Default, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Loan, (h) protest, proof of non-payment or default by Borrower and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty or the Loan Documents.

1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the full and final payment and satisfaction of the Guaranteed Obligations.

1.11 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower other than payments made on the Loan by Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Guarantor. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than the payment of the Guaranteed Obligations.

2.11 Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1 Benefit. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Organization, Authority of Guarantor. Guarantor is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged.

3.6 Execution, Delivery and Performance by Guarantor. Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty.

3.7 Legality. This Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing.

3.8 No Violation of Guarantor’s Duties or Obligations. The execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any requirement of law or contractual obligation of Guarantor.

3.9 No Legal Proceedings against Guarantor. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Guarantor, threatened by or against Guarantor or against any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby, or (ii) which could reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of Guarantor.

3.10 No Consent Required for Guarantor’s Execution, Delivery or Performance. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

3.11 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings

Judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, deeds to secure debt, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V

MISCELLANEOUS

5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2 Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.2):

Guarantor:	Centro NP LLC 420 Lexington Avenue, 7th Floor New York, New York 10170 Attention: General Counsel Facsimile No.: (646) 344-8627

With a copy to:	Skadden, Arps, Slate, Meagher & Flom, LLP Four Times Square New York, New York 10036 Attention: Harvey R. Uris, Esq. Facsimile No.: (917) 777 2212

Lender	JPMorgan Chase Bank N.A. 383 Madison Avenue New York, New York 10179 Attention: Joseph E. Geoghan Facsimile No.: (212) 272-7047

With a copy to:	JPMorgan Chase Bank, N.A. 4 New York Plaza, 22nd floor New York, New York 10004 Attention: Nancy Alto Facsimile No.: (212) 623-4779

With a copy to:	Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 Attention: William P. Mcinerney, Esq. Facsimile No. (212) 504-6666

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

5.3 Governing Law, Submission to Jurisdiction, Waivers.

(A) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MATTER PROVIDED BY LAW.

(B) GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION 5.3. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) FOR THE PURPOSE OF PROCEEDINGS IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, GUARANTOR HEREBY IRREVOCABLY DESIGNATES AS ITS AGENT FOR SERVICE OF PROCESS:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207-2543

IN THE EVENT THAT SUCH AGENT OR ANY SUCCESSOR SHALL CEASE TO BE LOCATED IN THE BOROUGH OF MANHATTAN, GUARANTOR SHALL PROMPTLY AND IRREVOCABLY BEFORE THE RELOCATION OF SUCH AGENT FOR SERVICE OF PROCESS, IF PRACTICABLE, OR PROMPTLY THEREAFTER DESIGNATE A SUCCESSOR AGENT, WHICH SUCCESSOR AGENT SHALL BE LOCATED IN THE BOROUGH OF MANHATTAN, AND NOTIFY THE AGENT THEREOF, TO ACCEPT ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS OR OTHER DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND FURTHER AGREES THAT SERVICE UPON SUCH AGENT SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE UPON GUARANTOR AND THAT FAILURE OF ANY SUCH AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO GUARANTOR SHALL NOT AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. GUARANTOR AGREES THAT SERVICE OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS ON SUCH PERSON MAY ALSO BE EFFECTED BY REGISTERED MAIL TO ITS ADDRESS AS SET FORTH IN SECTION 5.2.

(d) EACH PARTY HERETO IRREVOCABLY AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BYLAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(e) GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives and an assignment by Lender of all or any part of its interest in the Loan shall not affect the liability of Guarantor hereunder; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.12 Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.13 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5.14 Cooperation and Securitization.

(a) Guarantor acknowledges that, in connection with a Securitization, Lender and its successors and assigns may (i) sell this Guaranty, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and other Loan Documents with a trust, which trust may sell Securities to investors, or (iv) otherwise sell the Loan or interest therein to investors.

(b) At the request of Lender prior to a Securitization of the entire Loan, and to the extent not already required to be provided by or on behalf of Borrower under the Loan Agreement, Guarantor shall (A) use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or (B) take other actions reasonably required by Lender, in each case, in order to (1) comply with disclosure laws applicable to any such Securitization, (2) satisfy inquiries from one or more Rating Agencies relating to any such Securitization, (3) satisfy requests from actual or potential investors or other interested parties (including any holder of an interest in a Mezzanine Loan or other loan subordinate to the Loan created or entered into in connection with any structural changes to the Loan and the Mezzanine Loan contemplated by Section 9.1 of the Loan Agreement) in any such Securitization, or (4) satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Lender shall have the right to provide to prospective investors in any Securitization and the Rating Agencies any information in its possession (including, without limitation, financial statements) relating to Guarantor, Borrower, any SPE Constituent Entity, Mezzanine Borrower, the Properties and any Tenant. Guarantor acknowledges that certain information regarding the Guarantor may be included in Disclosure Documents. Guarantor agrees that each of Guarantor, each SPE Constituent Entity, Borrower, Mezzanine Borrower and their respective officers and representatives, shall, at Lender’s request, cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Guarantor agrees that Guarantor shall (1) at Lender’s request in connection with each Securitization, review the sections of the Disclosure Documents identified in Section 9.1.1(c) of the Loan Agreement as the same relate to Guarantor, Borrower, each SPE Constituent Entity, Manager, Mezzanine Borrower and/or the respective Affiliate of the foregoing and (2) confirm that the factual statements and representations contained in such sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(c) Lender shall cause to be delivered to Guarantor the Disclosure Documents for review and comment by Guarantor not less than five (5) Business Days prior to the date upon which Guarantor is otherwise required to confirm such Disclosure Documents. Guarantor agrees to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) each of Borrower, each SPE Constituent Entity and Guarantor has, at Lender’s request in connection with each Securitization, reviewed the sections of the Disclosure Documents entitled “Risk Factors,” “Description of the Properties,” “Description of the Borrowers,” “Description of the Management Agreements,” “Description of the Mortgage Loan,” “Description of the Mezzanine Loan,” and “Certain Legal Aspects of the Mortgage Loan” as the same relate to Borrower, each SPE Constituent Entity, Guarantor, Manager, Mezzanine Borrower (and/or the respective Affiliates of the foregoing), the Properties and the Loan (collectively with the Provided Information, the “Covered Disclosure Information”), and (B) the factual statements and representations contained in such sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, JPMorgan (whether or not it is the Lender), any Affiliate of JPMorgan that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of JPMorgan that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, reasonable costs or expenses (including, without limitation, reasonable legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”)) to which any such Indemnified Person may become subject (whether. or not arising from any third-party claim) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading, and (iii) agreeing to reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Guarantor may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided.

(d) In connection with filings under the Exchange Act, Guarantor agrees to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(e) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against Guarantor, notify Guarantor in writing of the claim or the commencement of that action; provided, however, that the failure to notify Guarantor shall not relieve it from any liability which it may have under the indemnification provisions of this Section 5.14 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Guarantor shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 5.14. If any such claim or action shall be brought against an Indemnified Person, and it shall notify Guarantor thereof, Guarantor shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from Guarantor to the Indemnified Person of its election to assume the defense of such claim or action, Guarantor shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof.

(f) Without the prior consent of JPMorgan (which consent shall not be unreasonably withheld), Guarantor shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless Guarantor shall have given JPMorgan reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as Guarantor has complied with its obligations to defend and indemnify hereunder, Guarantor shall not be liable for any settlement made by any Indemnified Person without the consent of Guarantor (which consent shall not be unreasonably withheld).

(g) Guarantor agrees that if any indemnification or reimbursement sought pursuant to this Section 5.14 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 5.14), then Guarantor, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to Guarantor, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of Guarantor, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 5.14, no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation.

(h) Guarantor agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 5.14 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. Guarantor further agrees that the Indemnified Persons are intended third party beneficiaries under this Section 5.14.

(i) The liabilities and obligations of the Indemnified Persons and Guarantor under this Section 5.14 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt and the Guaranteed Obligations.

(j) Notwithstanding anything to the contrary contained herein, Guarantor shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

(k) Guarantor shall execute such amendments to the Loan Documents to which it is a party to as are necessary to reflect any structural changes to the Loan that are requested by Lender in writing from time to time prior to a Securitization. Such structural changes may involve, without limitation, (i) causing the delivery by Borrower of one or more new component notes to replace the original note or the modification of the original note to reflect multiple components of the Loan (which new notes or modified note may have different interest rates and amortization schedules), and (ii) the creation of one or more mezzanine loans (including amending Borrower’s organizational structure to provide for one or more mezzanine borrowers); provided, however, that (A) no amendment to the Loan Documents or new notes, modified notes or mezzanine notes shall (x) modify (1) the initial weighted average interest rate payable under the Note, (2) the stated maturity of the Note, (3) the aggregate amortization of principal of the Note, or (4) any other material economic term of the Loan, or (y) decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents and (B) any documents evidencing any new mezzanine loans shall be substantially in the form of the Mezzanine Loan Documents. In connection with the foregoing, Guarantor shall cause Borrower and Mezzanine Borrower to (1) modify the Cash Management Agreement to reflect the newly created components and/or mezzanine loans and (2) deliver such opinions of counsel reasonably acceptable to the Rating Agencies or potential investors in a Securitization and addressing such matters as such Rating Agencies or potential investors may reasonably require.

(l) Notwithstanding anything to the contrary in the Loan Agreement, Guarantor’s failure to cooperate with Lender in connection with a Securitization pursuant to any of the terms, covenants or conditions of this Section 5.14 shall not constitute an Event of Default unless such failure to cooperate shall have continued for thirty (30) days after written notice is delivered to Guarantor by Lender; provided, however, that if such failure to cooperate is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Guarantor shall have commenced to cure such failure to cooperate within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Guarantor in the exercise of due diligence to cure such failure to cooperate, such additional period not to exceed ninety (90) days.

5.15 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.16 General Covenants. Guarantor covenants as follows:

(a) Guarantor shall preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of its organization and, if applicable, qualify and remain qualified as a foreign partnership in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of Guarantor.

(b) Guarantor shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP reflecting all of its financial transactions.

(c) Guarantor shall comply in all material respects with all federal, state and local laws, rules, ordinances, codes or regulations applicable to it, such compliance to include, without limitation, paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon it, except to the extent that any such unpaid taxes, assessments and governmental charges are the subject of a good faith contest.

(d) Guarantor shall promptly deliver such other information respecting the condition or operations, financial or otherwise, of Guarantor, as Lender may from time to time reasonably request.

5.17 Recourse Limitations. Notwithstanding anything to the contrary contained herein, (a) in no event shall Lender have any recourse to any partner, shareholder, officer, director, employee or agent of Guarantor for any liability of the Guaranteed Obligations or any representations, warranties or other covenants made by Guarantor in this Guaranty, and (b) upon the consummation of any enforcement action by (i) Senior Mezzanine Lender resulting in the direct interests in each Borrower no longer being vested in Senior Mezzanine Borrower or (ii) Junior Mezzanine Lender resulting in the direct interests in Senior Mezzanine Borrower and the indirect interests in each Borrower no longer being vested in Junior Mezzanine Borrower, Guarantor shall not have any obligation hereunder with respect to matters arising solely out of acts taking place following such vesting of interest.

5.18 EIL Policy. Prior to the payment in full of the Debt, Guarantor shall not, and shall not cause or permit Borrower or Mezzanine Borrower to terminate the EIL Policy or enter into or otherwise suffer or permit, any modification, amendment (including any endorsement), supplement or replacement of or to the EIL Policy without the prior written consent of Lender.

ARTICLE VI

SPECIAL CALIFORNIA PROVISIONS

6.1 In the event that (and only in the event that) any court of competent jurisdiction determines that, notwithstanding the terms and provisions of Section 5.3 hereof, the laws of the State of California shall govern in any respect the interpretation or enforcement of all or any portion of this Guaranty, then the following terms and provisions of this Article VI shall apply:

6.2 Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Guaranty or the other Loan Documents: (a) take or release additional security for any obligation in connection with the Loan Documents; (b) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any party or parties liable under the Loan Documents; (c) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower, any guarantor of Borrower’s obligations under the Loan Documents or any pledgor of collateral for any Person’s obligations to Lender; and (d) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine.

6.3 Waivers. (a) Guarantor agrees that Lender’s right to enforce this Agreement is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender’s rights under this Agreement shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(b) Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of the Loan Documents against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any guarantor of Borrower’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan.

(c) Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 (subject to Section 1.10 of this Guaranty), including, without limitation, the right to require Lender to (i) proceed against Borrower, any guarantor of Borrower’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, (ii) proceed against or exhaust any other security or collateral Lender may hold, or (iii) pursue any other right or remedy for Borrower’s benefit, and agree that Lender may exercise its rights under this Agreement or may foreclose against any of the Individual Properties without taking any action against Borrower, any guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, and without proceeding against or exhausting any security or collateral Lender holds.

(d) Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a which could limit the amount which Lender could recover in a foreclosure of any of the Individual Properties to the difference between the amount owing under the Loan Documents and the fair value of any such Individual Property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(e) Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents.

(f) Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive, subject to Section 1.10 of this Guaranty.

6.4 Guarantor Informed of Borrower’s Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for each of the other entities comprising Borrower under the Loan Documents and the financial condition of each of the other entities comprising Borrower and the ability of such entity to satisfy its obligations to Lender. Guarantor agrees to keep itself fully informed of all aspects of the financial condition of Borrower and of the performance of Borrower to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or any security for the obligations of the other entities comprising Borrower under the Loan Documents.

6.5 Waiver of Estoppel Defense. Upon Borrower’s default under the Loan Documents, Lender may elect to foreclose nonjudicially on real property given by Borrower or others as security under the Loan Documents and also to exercise its rights under this Guaranty. Guarantor acknowledges that its right to seek reimbursement from Borrower for any amounts paid by it to Lender under this Guaranty will be eliminated if Lender elects to so foreclose on Guarantor’s property. Nevertheless, Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender against any real property security owned by Guarantor or others will not affect the enforceability of the Loan Documents on Guarantor’s interest in any of the Individual Properties. In order to further effectuate such waiver, each Guarantor hereby agrees as follows: it waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to any of the Individual Properties, has destroyed its rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

6.6 Subrogation. Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent not inconsistent with the Section 1.10 of this Guaranty.

6.7 Confirmation of Waivers. (a) In accordance with California Civil Code Section 2856(c), Guarantor, as guarantor, hereby waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:

(i) Lender may collect from Guarantor without first foreclosing on any other real or personal property collateral pledged by Borrower or any other person (each an “Other Obligor” and collectively, the “Other Obligors”).

(ii) If Lender forecloses on any real property collateral pledged by any Other Obligor:

(A) The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.

(b) This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Loan is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

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EXECUTED as of the day and year first above written.

GUARANTOR:

CENTRO NP LLC, a Maryland limited liability company

By:	/s/ Steven Siegel
Name:	Steven Siegel
Title:	Executive Vice President